Exhibit 99.1

Alpine Immune Sciences Provides Corporate Update and Reports Third Quarter 2018 Financial Results
SEATTLE, WA - November 8, 2018 - Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading immunotherapy company focused on developing innovative treatments for autoimmune/inflammatory diseases and cancer, today provided a corporate update and reported financial results for the third quarter ended September 30, 2018.
“We have had a highly productive quarter as we continue to rapidly advance our two lead programs, ALPN-101 for the treatment of autoimmune/inflammatory disease and ALPN-202 for oncology, toward our first human clinical trials,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “We are excited by the strong cadence of preclinical data to be presented at upcoming scientific meetings in the fourth quarter, highlighting the potential of our molecules as novel, next generation immunotherapies.”
Corporate Development Highlights

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ALPN-101 preclinical data presented at ACR/ARHP and ANA annual meetings: In October, we presented positive results from our lead autoimmune/inflammatory program, ALPN-101, a dual ICOS/CD28 antagonist, in experimental models of inflammatory arthritis and multiple sclerosis. The data were presented in poster sessions at the American College of Rheumatology (ACR)/Association of Rheumatology Health Professionals (ARHP) Annual Meeting in Chicago as well as the 143rd Annual Meeting of the American Neurological Association (ANA) in Atlanta.

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Advancing both lead programs towards the clinic: ALPN-101 remains on track to advance to clinical trials and we anticipate completing all tasks necessary to commence clinical trials in the first quarter of 2019. ALPN-202 pre-clinical development activities continue as planned with the goal of human clinical trials starting in 2019.

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Two upcoming poster presentations at the Society for Immunotherapy of Cancer (SITC) 33rd Annual Meeting: We will have two poster presentations at the upcoming SITC annual meeting on Friday, November 9, 2018 and Saturday, November 10, 2018 in Washington, D.C.

Abstract Title: ALPN-202, a combined PD-L1/CLTA-4 antagonist and PD-L1-dependent CD28 T cell costimulator, elicits potent intratumoral T cell immunity superior to and differentiated from PD-L1 inhibitor monotherapy
Abstract Number: 10654

Abstract Title: Tumor-Localizing NKp30/ICOSL vIgD Fusion Proteins Direct Effective Dual CD28/ICOS T cell Costimulation to B7-H6+ Tumor Cells In Vitro and Tumors In Vivo
Abstract Number: 10813

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Two upcoming poster presentations at 60th American Society of Hematology (ASH) Annual Meeting and Exposition: We will have two poster presentations at the upcoming ASH Annual Meeting and Exposition on Saturday, December 1, 2018 in San Diego, CA.

Abstract Title: Therapeutic Candidate ALPN-101, a Dual ICOS/CD28 Antagonist, Potently Suppresses Human/NSG Mouse Xenograft Graft Vs. Host Disease (GvHD) in a Dose Ranging Study and Reduces Disease Activity in a Mouse Model of Hemophagocytic Lymphohistiocytosis (HLH)
Session Name: 701. Experimental Transplantation: Basic Biology, Pre-Clinical Models: Poster 1
Publication Number: 2037

Abstract Title: “Switch” Transmembrane Immunomodulatory Proteins (TIPs) Consisting of High-Affinity PD-1 Extracellular Domains (PD-1 vIgDs) and Costimulatory Intracellular Domains Potently Enhance the Activity of TCR-Engineered T Cells
Session Name: 703. Adoptive Immunotherapy: Poster 1
Publication Number: 2052

Third Quarter 2018 Financial Results

•	We ended the third quarter of 2018 with $62.0 million in cash, cash equivalents and short-term investments, compared to $81.2 million as of December 31, 2017.

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Net loss for the third quarter of 2018 was $12.1 million, compared to a net income of $2.1 million for the same period in 2017. The increase in net loss is primarily attributable to our preparations to initiate human clinical trials for ALPN-101 and ALPN-202 in 2019.

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Research and development expenses for the third quarter of 2018 were $10.5 million, compared to $2.8 million for the same period in 2017. The increase was primarily attributable to increases in contract manufacturing and process development for ALPN-101 and ALPN-202 and direct research activities, in addition to personnel-related expenses, overhead and facilities.

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General and administrative expenses for the third quarter of 2018 were $1.9 million, relatively flat, compared to $1.9 million for the same period of 2017. There was an insignificant net decrease, primarily attributable to a decrease in professional and legal service fees related to merger costs incurred during the 2017 period, partially offset by increases in personnel-related expenses and costs incurred to support the growth and expansion of the business, overhead and facilities.

Cash Guidance
We expect to have sufficient cash to fund operations into 2020, including the clinical advancement of ALPN-101 for the treatment of autoimmune/inflammatory diseases and ALPN-202 for the treatment of cancer.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to developing new modalities of functional immune therapeutics. Alpine is employing directed evolution to create potentially powerful multifunctional immunotherapies to improve patients’ lives. Supported by promising preclinical data, we aim to have two programs in the clinic in 2019. The first, ALPN-101 for autoimmune/inflammatory diseases, is a dual ICOS/CD28 antagonist, engineered to reverse pathogenic immune responses. The second, ALPN-202 for cancer, is a dual PD-L1/CTLA-4 antagonist and PD-L1-dependent CD28 T cell costimulator intended to combine checkpoint inhibition with a necessary costimulation signal - an approach currently absent from approved checkpoint therapies. Alpine is backed by world-class research capabilities, a highly-productive scientific platform, and a proven management team. For more information, visit www.alpineimmunesciences.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact, and include statements regarding our platform technology and potential therapies, future development plans, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash to fund operations into 2020, expectations regarding the potential efficacy and commercial potential of our and our collaborator’s or future collaborators’ product candidates, the results of our research and development efforts and our ability to enhance our product candidate pipeline. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” "believe," “intend,” "pursue," and other similar expressions among others. Statements that are not historical fact are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that involve risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our discovery-stage and pre-clinical programs may not advance into the clinic or result in approved products on a timely or cost-effective basis or at all; we may not achieve additional milestone payments pursuant to our collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
“Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.

Alpine Immune Sciences, Inc.
Selected Condensed Consolidated Balance Sheet Data
(In thousands)
	September 30, 2018	December 31, 2017
	(unaudited)
Cash and cash equivalents	$11,473	$8,000
Short-term investments	50,509	73,240
Total current assets	63,080	82,548
Total assets	64,508	85,222
Total current liabilities	6,867	1,895
Total stockholders’ equity	54,984	78,917
Total liabilities, convertible preferred stock, and stockholders’ equity	64,508	85,222

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)
Collaboration revenue	$—	$128	$705	$1,603
Operating expenses:
Research and development	10,529	2,750	20,039	6,916
General and administrative	1,857	1,932	5,848	4,872
Loss on sale of intangible asset	—	—	1,203	—
Total operating expenses	12,386	4,682	27,090	11,788
Loss from operations	(12,386)	(4,554)	(26,385)	(10,185)
Other income (expense):
Bargain purchase gain	—	6,539	—	6,539
Interest expense	(82)	(75)	(243)	(76)
Interest and other income	329	216	971	261
Loss before taxes	(12,139)	2,126	(25,657)	(3,461)
Income tax benefit (expense)	—	(4)	305	(4)
Basic and diluted net income (loss) attributable to common stockholders	$(12,139)	$2,122	$(25,352)	$(3,465)
Comprehensive income (loss):
Unrealized gain (loss) on investments	30	(12)	34	(12)
Comprehensive income (loss)	$(12,109)	$2,110	$(25,318)	$(3,477)
Weighted-average shares used to compute basic net income (loss) per share attributable to common stockholders	13,851,336	10,577,772	13,848,371	3,989,747
Basic net income (loss) per share attributable to common stockholders	$(0.88)	$0.20	$(1.83)	$(0.87)
Weighted-average shares used to compute diluted net income (loss) per share attributable to common stockholders	13,851,336	11,586,795	13,848,371	3,989,747
Diluted net income (loss) per share attributable to common stockholders	$(0.88)	$0.18	$(1.83)	$(0.87)

Alpine Immune Sciences Inc.
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